Exhibit 32
NATIONAL FUEL GAS COMPANY
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
          Each of the undersigned, P. C. ACKERMAN, the Chairman of the Board and Chief Executive Officer, and R. J. TANSKI, the Treasurer and Principal Financial Officer, of NATIONAL FUEL GAS COMPANY (the “Company”), DOES HEREBY CERTIFY that:
1.	The Company’s Annual Report on Form 10-K for the year ended September 30, 2006 (the “Annual Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
          IN WITNESS WHEREOF, each of the undersigned has executed this statement this 7th day of December, 2006.

/s/ P. C. Ackerman
Chairman of the Board and Chief Executive Officer

/s/ R. J. Tanski
Treasurer and Principal Financial Officer